Example Template : 77O



DEUTSCHE GLOBAL HIGH INCOME FUND, INC.


N-Sar November 1, 2016 - April 30, 2017




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AdvancePierre Foods Holdings Inc	00782LAA5
	12/2/2016		$100.0	$400,000,000
	$425,000	0.11%		BCLY, CS, DB,
MS, WELLS	BARCLAYS CAPITAL
Bombardier Inc	097751BP5	11/16/2016
	$99.01	$1,400,000,000	$843,489	0.06%
	BNP, CITI, CS, DB, GS, JPM	BANK OF
AMERICA NA
EP Energy LLC / Everest Acquisition Finance Inc
	268787AE8	11/17/2016		$100.0
	$500,000,000	$400,000	0.08%
	CITI, CS, GS, JPM, DB	GOLDMAN SACHS
Grinding Media Inc / MC Grinding Media Canada Inc
	398545AA1	12/2/2016		$100.0
	$775,000,000	$145,000	0.02%
	DB,JEFF,MS,UBS	MORGAN STANLEY
NCL Corp Ltd	62886HAN1	12/5/2016
	$100.0	$700,000,000	$675,000	0.10%
	BCLY, CITI, JPM, UBS, BNP, DB	BARCLAYS
CAPITAL
Rowan Cos Inc	779382AU4	12/6/2016
	$100.0	$500,000,000	$310,000	0.06%
	DB, HSBC, CS, ML, GS, BLCY	BANK OF
AMERICA NA
Tesoro Logistics LP / Tesoro Logistics Finance Corp
	88160QAN3	11/29/2016		$100.0
	$750,000,000	$2,995,000	0.40%
	BAC, BNP, CITI, CS, DB	RBC CAPITAL MARKETS
Aircastle Ltd	00928QAQ4	3/6/2017
	$100.0	$500,000,000	$255,409	0.05%
	BNP, CITI, DB, GS, JPM	CITIGROUP GLOBAL
Ardagh Packaging Finance PLC / Ardagh Holdings USA
Inc	03969AAL4	1/19/2017		$100.0
	$1,700,000,000	$200,000	0.01%
	BAML,CITI,DB	CITIGROUP GLOBAL
CCO Holdings LLC / CCO Holdings Capital Corp
	1248EPBT9	1/17/2017		$100.0
	$3,250,000,000	$165,000	0.01%
	CITI, CS, DB, GS, UBS	BANK OF AMERICA NA
CHS/Community Health Systems Inc	12543DAY6
	3/7/2017		$100.0	$2,200,000,000
	$130,000	0.01%		CS, DB, GS, ML,
PNC	CREDIT SUISSE SECURITIES (USA)
Cliffs Natural Resources Inc	18683KAK7
	2/10/2017		$100.0	$500,000,000
	$25,000	0.01%
	CS,DB,GS,MLPFS	BANK OF AMERICA NA
CyrusOne LP / CyrusOne Finance Corp	23283PAE4
	3/3/2017		$100.0	$500,000,000
	$160,327	0.03%		BLCY, DB, GS,
JPM, MS	JPMORGAN SECURITIES INC
CyrusOne LP / CyrusOne Finance Corp	23283PAH7
	3/3/2017		$100.0	$300,000,000
	$115,257	0.04%		BLCY, DB, GS,
JPM, MS	JPMORGAN SECURITIES INC
Flex Acquisition Co Inc	33936YAA3	1/11/2017
	$100.0	$625,000,000	$70,000	0.01%
	CS,DB,JEFF,MS	CREDIT SUISSE SECURITIES
(USA)
Hilton Worldwide Finance LLC / Hilton Worldwide
Finance Corp	432891AG4	3/7/2017
	$100.0	$900,000,000	$85,000	0.01%
	BAC, BLCY, DB, GS, JPM	GOLDMAN SACHS
Lennar Corp	526057BY9	1/5/2017
	$100.0	$600,000,000	$135,000	0.02%
	JOINT LEADS	JPMORGAN SECURITIES INC
NGL Energy Partners LP / NGL Energy Finance Corp
	62913TAL6	2/16/2017		$100.0
	$500,000,000	$190,000	0.04%
	JOINT LEADS	RBC CAPITAL MARKETS
Radiate Holdco LLC / Radiate Finance Inc
	75026JAA8	1/20/2017		$100.0
	$400,000,000	$25,000	0.01%
	CS,DB,MS,UBS	UBS AG (STAMFORD)
Summit Midstream Holdings LLC / Summit Midstream
Finance Corp	86614WAD8	2/8/2017
	$100.0	$500,000,000	$45,000	0.01%
	DB, ML, RBC, WELLS, BBVA, TD	BANK OF
AMERICA NA
Viacom Inc	92553PBC5	2/23/2017
	$100.0	$1,300,000,000	$75,000	0.01%
	DB, CITI, BNY, BNP, MS	BANK OF AMERICA NA
Viacom Inc	92553PBD3	2/23/2017
	$100.0	$1,300,000,000	$70,000	0.01%
	DB, CITI, BNY, BNP, MS	MORGAN STANLEY